Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS OUTSTANDING PERFORMANCE FOR
2010
Company announces fourth quarter and full year 2010 results
and provides guidance for 2011
•	Full year 2010 net subscriber additions of 1,641,000 resulting in an ending subscriber base of 9.0 million — a 22% increase over the subscriber base at the end of 2009. Net subscriber additions of 436,000 in the fourth quarter.

•	Full year 2010 consolidated operating revenues of $5.6 billion — a 27% increase over 2009. Consolidated fourth quarter operating revenues of $1.52 billion.

•	Full year 2010 consolidated operating income before depreciation and amortization (OIBDA) of $1.43 billion — a 29% increase over 2009. Consolidated fourth quarter OIBDA of $379 million.
RESTON, Va. — February 24, 2011 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2010. For the full year 2010, the Company added 1,641,000 net subscribers to its network, bringing its total year-end subscriber base to 9.0 million, a 22% increase over year-end 2009. Financial results for the full year 2010 included consolidated operating revenues of $5.6 billion, a 27% increase compared to last year; consolidated operating income before depreciation and amortization, or OIBDA, of $1.43 billion, a 29% increase compared to last year; and consolidated operating income of $877 million, a 30% increase compared to last year. For the full year 2010, the Company generated net income of $341 million, or $2.03 per basic share. Capital expenditures were $876 million for full year 2010.
For the fourth quarter of 2010, the Company added slightly more than 436,000 net subscribers to its network. Financial results for the fourth quarter of 2010 included consolidated operating revenues of $1.52 billion, a 23% increase over the same period last year, consolidated OIBDA of $379 million, a 27% increase over the same period last year, and consolidated operating income of $229 million, a 31% increase over the same period last year. Consolidated OIBDA results for the fourth quarter of 2010 include an out of period adjustment of $26 million in additional expense resulting from a change in Brazilian tax law that reduced Nextel Brazil’s expected recovery relating to prepaid Value Added Taxes imposed on handset sales. This out of period adjustment was offset by a benefit of $9 million relating to an operating tax credit in Brazil that was discussed on our third quarter results call but was subsequently excluded from the Company’s reported results for that period. The net effect of these items is a $17 million reduction in the Company’s reported fourth quarter OIBDA.
“NII delivered strong growth and profitability in 2010, exceeding our goals for net subscriber additions, revenues, and OIBDA that we outlined for the year,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “In 2010, we grew our subscriber base by 22%, increased our revenues by 27% and increased our OIBDA by 29%. During 2010, we also successfully bid for 3G spectrum in our largest markets, Mexico and Brazil. We believe our plans to deploy 3G networks will position us to pursue more profitable growth in the future by enabling us to target additional customer segments and provide innovative broadband wireless services to our high value customer base.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) increased to $48 for the full year 2010 from $45 in 2009, with the increase resulting primarily from higher average currency exchange rates. The Company also reported consolidated churn of 1.66% for the full year 2010, a 35 basis point decrease from the 2.01% churn rate for the full year 2009. Consolidated churn of 1.60% in the fourth quarter was down 25 basis points relative to the same period last year. Consolidated cost per gross add, or CPGA, was $286 for full year 2010, a $10 increase from 2009 levels, resulting primarily from higher average currency exchange rates.
“Our team delivered outstanding results in 2010, capitalizing on a solid rebound in economic activity and driving growth, while generating record levels of profitability,” said Gokul Hemmady, NII’s Executive Vice President and Chief Financial Officer. “The strength of our underlying operations, combined with our plans to use our recently acquired spectrum to deploy new 3G networks, has positioned us to drive success as we compete in a broadband centric world. In 2011, we will commit substantial time and resources to capture this opportunity by building our planned 3G networks, but we will not lose focus on what brought us to where we are today — delivering high quality services that meet the needs of our customers. We believe that our strong liquidity position and flexible capital structure puts us in a great position to execute on all of these opportunities, while maintaining our disciplined approach to capital that has enabled us to be successful in the past.”
The Company ended the year with $2.9 billion in total long-term debt, which includes $1.3 billion in senior notes; $1.1 billion in convertible notes; $194 million in syndicated loan facilities; and $302 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents and short-term investments of $2.3 billion, the Company’s net debt at the end of the year was approximately $600 million.
2011 Outlook
The Company announced the following outlook for 2011:
•	Total net subscriber additions of approximately 1.7 million.

•	Consolidated operating revenues of approximately $6.6 billion.

•	Consolidated OIBDA of approximately $1.6 billion, which includes the impact of approximately $50 million of non-cash equity compensation expense. The OIBDA outlook also includes the impact of start up costs related to the development and launch of 3G networks and costs related to support the Company’s 3G initiatives, including marketing related costs and investment in I.T. and other systems to support the expansion of the customer segments targeted for 3G services.

•	Consolidated capital expenditures of approximately $1.6 billion, which includes investments relating to the development and launch of the Company’s 3G networks, costs related to the development of the technology to support high-performance push to talk services on W-CDMA, and the enhancement of the coverage and capacity of the Company’s iDEN networks to support customer growth.
The Company’s 2011 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the year.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and full year 2010 results, visit the investor relations link at www.nii.com.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Brazil, Mexico, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature. NII Holdings, Inc., a Fortune 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at www.nii.com.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2011. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and, when filed, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(in millions, except per share amounts)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$5,347.7	$4,153.5	$1,490.0	$1,172.7
Digital handset and accessory revenues	253.6	244.1	30.1	62.3

	5,601.3	4,397.6	1,520.1	1,235.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	1,506.0	1,225.2	415.3	363.2
Cost of digital handset and accessory sales	723.1	623.7	181.4	151.0
Selling, general and administrative	1,941.8	1,438.5	544.8	422.6
Depreciation	518.8	404.1	138.8	115.1
Amortization	34.2	29.2	10.6	7.9

	4,723.9	3,720.7	1,290.9	1,059.8

Operating income	877.4	676.9	229.2	175.2

Other income (expense)
Interest expense	(342.2)	(218.9)	(79.7)	(73.6)
Interest income	28.8	25.6	5.0	5.9
Foreign currency transaction gains, net	52.4	104.9	25.0	3.6
Other expense, net	(18.7)	(2.3)	(7.3)	(6.6)

	(279.7)	(90.7)	(57.0)	(70.7)

Income before income tax provision	597.7	586.2	172.2	104.5
Income tax provision	(256.6)	(204.7)	(73.6)	(44.9)

Net income	$341.1	$381.5	$98.6	$59.6

Net income per common share, basic	$2.03	$2.30	$0.58	$0.36

Net income per common share, diluted	$1.99	$2.27	$0.57	$0.35

Weighted average number of common shares outstanding, basic	168.2	166.0	169.3	166.3

Weighted average number of common shares outstanding, diluted	175.7	174.0	172.2	169.0

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2010	2009

Cash and cash equivalents	$1,767.5	$2,504.1
Short-term investments	537.5	116.3
Accounts receivable, less allowance for doubtful accounts of $41.3 and $35.1	788.0	613.6
Property, plant and equipment, net	2,960.0	2,502.2
Intangible assets, net	433.2	337.2
Total assets	8,190.7	7,554.7
Long-term debt, including current portion	3,265.4	3,580.8
Total liabilities	4,871.1	4,807.9
Stockholders’ equity	3,319.6	2,746.8

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEAR AND THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Total digital subscribers (as of December 31)	9,027.5	7,384.5	9,027.5	7,384.5
Net subscriber additions	1,641.3	1,185.0	436.1	347.0
Churn (%)	1.66%	2.01%	1.60%	1.85%

Average monthly revenue per handset/unit in service (ARPU) (1)	$48	$45	$50	$48

Cost per gross add (CPGA) (1)	$286	$276	$313	$305
Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$2,504.5	$1,631.1	$738.0	$527.7
Digital handset and accessory revenues	86.8	103.5	(10.6)	27.1

	2,591.3	1,734.6	727.4	554.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	822.3	588.1	216.2	187.9
Cost of digital handset and accessory sales	177.2	139.5	44.9	25.9
Selling, general and administrative	786.1	511.7	225.7	167.1

Segment earnings	805.7	495.3	240.6	173.9
Management fee and other	29.0	20.0	4.1	20.0
Depreciation and amortization	253.3	180.8	71.9	56.5

Operating income	$523.4	$294.5	$164.6	$97.4

Total digital subscribers (as of December 31)	3,319.1	2,482.7	3,319.1	2,482.7
Net subscriber additions	836.5	670.9	206.6	191.7
Churn (%)	1.35%	1.33%	1.37%	1.22%

ARPU (1)	$63	$55	$67	$64

CPGA (1)	$250	$234	$292	$267

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$2,023.1	$1,785.2	$529.1	$456.5
Digital handset and accessory revenues	90.7	76.6	21.0	18.5

	2,113.8	1,861.8	550.1	475.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	391.7	360.7	121.8	98.4
Cost of digital handset and accessory sales	402.7	359.4	98.8	92.2
Selling, general and administrative	574.2	488.6	156.3	129.6

Segment earnings	745.2	653.1	173.2	154.8
Management fee and other	119.7	48.7	40.9	24.9
Depreciation and amortization	190.6	168.7	48.4	44.8

Operating income	$434.9	$435.7	$83.9	$85.1

Total digital subscribers (as of December 31)	3,361.3	2,987.4	3,361.3	2,987.4
Net subscriber additions	373.9	261.1	89.4	77.7
Churn (%)	1.84%	2.38%	1.77%	2.18%

ARPU (1)	$47	$47	$47	$47

CPGA (1)	$395	$357	$432	$404
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$517.5	$483.0	$140.9	$121.5
Digital handset and accessory revenues	46.0	36.7	11.7	9.4

	563.5	519.7	152.6	130.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	178.3	176.0	46.7	46.2
Cost of digital handset and accessory sales	74.8	65.1	18.2	17.7
Selling, general and administrative	161.5	129.8	45.8	36.2

Segment earnings	148.9	148.8	41.9	30.8
Management fee and other	16.9	12.3	2.3	12.3
Depreciation and amortization	39.8	38.5	10.3	9.6

Operating income	$92.2	$98.0	$29.3	$8.9

Total digital subscribers (as of December 31)	1,153.9	1,030.1	1,153.9	1,030.1
Net subscriber additions	123.8	63.1	36.5	26.4
Churn (%)	1.61%	2.18%	1.42%	1.97%

ARPU (1)	$34	$35	$36	$34

CPGA (1)	$217	$207	$235	$215

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$282.0	$241.3	$75.8	$63.0
Digital handset and accessory revenues	30.0	27.1	8.0	7.2

	312.0	268.4	83.8	70.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	100.0	92.0	25.5	27.5
Cost of digital handset and accessory sales	62.8	56.2	17.8	14.3
Selling, general and administrative	126.9	105.6	38.8	33.4

Segment earnings	22.3	14.6	1.7	(5.0)
Management fee and other	22.4	21.4	8.3	21.4
Depreciation and amortization	52.7	32.1	14.4	9.0

Operating loss	$(52.8)	$(38.9)	$(21.0)	$(35.4)

Total digital subscribers (as of December 31)	1,128.2	840.6	1,128.2	840.6
Net subscriber additions	285.8	171.9	99.4	45.0
Churn (%)	2.01%	2.26%	1.93%	2.35%

ARPU (1)	$22	$25	$22	$23

CPGA (1)	$159	$173	$165	$185

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Year and Three Months Ended December 31, 2010 and 2009” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEAR AND THREE MONTHS ENDED DECEMBER 31, 2010 AND 2009
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Consolidated operating income	$877.4	$676.9	$229.2	$175.2
Consolidated depreciation	518.8	404.1	138.8	115.1
Consolidated amortization	34.2	29.2	10.6	7.9

Consolidated operating income before depreciation and amortization	$1,430.4	$1,110.2	$378.6	$298.2

NII Holdings, Inc.

Guidance
Estimate*
Year Ending
December 31,
2011
Consolidated operating income	$1,350.0
Consolidated depreciation	240.0
Consolidated amortization	10.0

Consolidated operating income before depreciation and amortization	$1,600.0

*	The Company’s guidance estimate for OIBDA for the year ending December 31, 2011 includes the impact of approximately $48 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company’s outlook and objectives for 2011, including its guidance estimate for OIBDA for the year ending December 31, 2011, is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and, when filed, its Annual Report on Form 10-K for the year ended December 31, 2010, as well as its other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Consolidated service and other revenues	$5,347.7	$4,153.5	$1,490.0	$1,172.7
Less: consolidated analog revenues	(1.8)	(2.5)	(0.5)	(0.4)
Less: consolidated other revenues	(667.4)	(488.7)	(182.1)	(139.7)

Total consolidated subscriber revenues	$4,678.5	$3,662.3	$1,307.4	$1,032.6

ARPU calculated with subscriber revenues	$48	$45	$50	$48

ARPU calculated with service and other revenues	$55	$51	$56	$54

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Service and other revenues	$2,504.5	$1,631.1	$738.0	$527.7
Less: analog revenues	(0.1)	(0.9)	—	—
Less: other revenues	(328.4)	(227.6)	(92.4)	(72.2)

Total subscriber revenues	$2,176.0	$1,402.6	$645.6	$455.5

ARPU calculated with subscriber revenues	$63	$55	$67	$64

ARPU calculated with service and other revenues	$72	$64	$76	$74

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Service and other revenues	$2,023.1	$1,785.2	$529.1	$456.5
Less: analog revenues	(1.4)	(1.5)	(0.3)	(0.4)
Less: other revenues	(239.6)	(170.1)	(63.2)	(44.3)

Total subscriber revenues	$1,782.1	$1,613.6	$465.6	$411.8

ARPU calculated with subscriber revenues	$47	$47	$47	$47

ARPU calculated with service and other revenues	$53	$52	$53	$52

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Service and other revenues	$517.5	$483.0	$140.9	$121.5
Less: other revenues	(73.8)	(69.6)	(19.7)	(17.5)

Total subscriber revenues	$443.7	$413.4	$121.2	$104.0

ARPU calculated with subscriber revenues	$34	$35	$36	$34

ARPU calculated with service and other revenues	$40	$41	$41	$40

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Service and other revenues	$282.0	$241.3	$75.8	$63.0
Less: other revenues	(23.1)	(20.2)	(6.1)	(5.3)

Total subscriber revenues	$258.9	$221.1	$69.7	$57.7

ARPU calculated with subscriber revenues	$22	$25	$22	$23

ARPU calculated with service and other revenues	$24	$27	$24	$26

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Consolidated digital handset and accessory revenues	$253.4	$243.9	$30.1	$62.3
Less: consolidated uninsured replacement revenues	(18.8)	(16.1)	(5.4)	(4.6)

Consolidated digital handset and accessory revenues, net	234.6	227.8	24.7	57.7
Less: consolidated cost of handset and accessory sales	722.4	623.3	181.2	151.0

Consolidated handset subsidy costs	487.8	395.5	156.5	93.3
Consolidated selling and marketing	679.5	535.3	194.8	165.3

Costs per statement of operations	1,167.3	930.8	351.3	258.6
Less: consolidated costs unrelated to initial customer acquisition	(231.8)	(156.0)	(82.3)	(30.0)

Customer acquisition costs	$935.5	$774.8	$269.0	$228.6

Cost per Gross Add	$286	$276	$313	$305

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)
Digital handset and accessory revenues	$86.8	$103.5	$(10.6)	$27.1
Less: uninsured replacement revenues	(9.5)	(7.3)	(2.6)	(2.3)

Digital handset and accessory revenues, net	77.3	96.2	(13.2)	24.8
Less: cost of handset and accessory sales	177.2	139.5	44.9	25.9

Handset subsidy costs	99.9	43.3	58.1	1.1
Selling and marketing	273.8	198.1	77.6	65.2

Costs per statement of operations	373.7	241.4	135.7	66.3
Less: costs unrelated to initial customer acquisition	(48.0)	(4.5)	(36.8)	8.2

Customer acquisition costs	$325.7	$236.9	$98.9	$74.5

Cost per Gross Add	$250	$234	$292	$267

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(unaudited)
Digital handset and accessory revenues	$90.7	$76.6	$21.0	$18.5
Less: uninsured replacement revenues	(9.2)	(8.8)	(2.8)	(2.3)

Digital handset and accessory revenues, net	81.5	67.8	18.2	16.2
Less: cost of handset and accessory sales	402.7	359.4	98.8	92.2

Handset subsidy costs	321.2	291.6	80.6	76.0
Selling and marketing	275.5	235.2	76.1	69.4

Costs per statement of operations	596.7	526.8	156.7	145.4
Less: costs unrelated to initial customer acquisition	(170.9)	(142.7)	(42.1)	(36.1)

Customer acquisition costs	$425.8	$384.1	$114.6	$109.3

Cost per Gross Add	$395	$357	$432	$404

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(unaudited)
Digital handset and accessory revenues, net	$46.0	$36.7	$11.7	$9.4
Less: cost of handset and accessory sales	74.8	65.1	18.2	17.7

Handset subsidy costs	28.8	28.4	6.5	8.3
Selling and marketing	51.3	43.4	15.0	11.7

Costs per statement of operations	80.1	71.8	21.5	20.0
Less: costs unrelated to initial customer acquisition	(7.9)	(5.2)	(1.6)	(1.4)

Customer acquisition costs	$72.2	$66.6	$19.9	$18.6

Cost per Gross Add	$217	$207	$235	$215

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(unaudited)
Digital handset and accessory revenues, net	$29.8	$26.9	$8.0	$7.1
Less: cost of handset and accessory sales	62.1	55.8	17.6	14.1

Handset subsidy costs	32.3	28.9	9.6	7.0
Selling and marketing	55.0	40.0	18.3	13.1

Costs per statement of operations	87.3	68.9	27.9	20.1
Less: costs unrelated to initial customer acquisition	(4.4)	(3.6)	(1.3)	(0.8)

Customer acquisition costs	$82.9	$65.3	$26.6	$19.3

Cost per Gross Add	$159	$173	$165	$185

Net Debt
Net debt represents total long-term debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long-term investments. As a result, we now include the cash in long-term investments to the items subtracted from long-term debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2010 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,818.4
Add: reduction to long-term debt pursuant to FSP APB 14-1	56.7
Add: debt discounts	20.5
Less: cash and cash equivalents	(1,767.5)
Less: short-term investments	(537.5)

Net debt	$590.6